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                                                                    EXHIBIT 21.1


                        Subsidiaries of the Registrant
                        ------------------------------


Name                                    Jurisdiction of Formation
----                                    -------------------------
MIL 3 Analysis, Inc.                    Delaware

MIL 3 International Limited             Barbados